SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2001

                                   COMC, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)

          Delaware                     ---                      95-4628378
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

             2840 Howe Road, Suite D, Martinez, CA             94553
             ---------------------------------------------------------
             (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (925) 335-4000

N/A
------------------------------------------------------------
(Former name or former address, if changed since last report)


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Item 5. Other Events.

      Effective as of December 27, 2000, COMC, Inc. ("COMC") changed its state of incorporation from Illinois to Delaware. This change in its state of incorporation was approved by the holders of more than two-thirds of COMC's outstanding shares of Common Stock at COMC's annual meeting of shareholders held on November 28, 2000.

      Upon reincorporation in the State of Delaware, COMC merged into COMC, Inc., a Delaware corporation, and is continuing its business as a Delaware corporation. The reincorporation will not result in any change in COMC's business, assets or liabilities, will not cause COMC's corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees.

      Shareholders will not be required to undertake a mandatory exchange of COMC's shares. Certificates for COMC's shares will automatically represent an equal number of shares in the Delaware corporation upon completion of the reincorporation.

Item. 7. Financial Statements and Exhibits.

Exhibit No.                Description

1.0               Press release issued by COMC on January 11, 2001
3.1 Certificate of Incorporation, incorporated by reference to COMC's DEF 14A filed on October 23, 2000
3.2 Bylaws, incorporated by reference to COMC's DEF 14A filed on October 23, 2000


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, COMC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2001                     COMC, Inc.

                                          By /s/ Christopher R. Smith
                                             ----------------------------------
                                             Chief Executive Officer, President
                                               and Chief Financial Officer


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